                         NORCEN ENERGY RESOURCES LIMITED
                                       And
                        MONTREAL TRUST COMPANY OF CANADA
                                     Trustee
                          Third Supplemental Indenture
                            Dated as of June 26, 1997
                                       to
                                 Trust Indenture
                             Dated as of May 7, 1996
                           providing for the issue of
                        6.80% Debentures due July 2, 2002
                        in aggregate principal amount of
                                U.S. $250,000,000

                          Third Supplemental Indenture
                                  June 26, 1997

Between

                  NORCEN ENERGY RESOURCES LIMITED , a corporation incorporated under the laws of Canada, and having its registered office at the City of Calgary in the Province of Alberta, Canada (the "Corporation"),

                                     - and -

                  MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and duly authorized to carry on the trust business in each province of Canada (the "Trustee")

Whereas by a trust indenture (hereinafter referred to as the "Original Indenture") made as of May 7, 1996 between the Corporation and the Trustee provision was made for the issue of Securities of the Corporation in one or more series; and

Whereas under and in accordance with the terms of the Original Indenture, as supplemented and amended by a first supplemental indenture made as of May 22, 1996 and by a second supplemental indenture made as of June 26, 1996, there have heretofore been issued two series of Securities; and

Whereas the Original Indenture provides that the aggregate principal amount of Securities which may be issued thereunder is unlimited but Securities may be issued only upon and subject to the conditions and limitations set forth therein; and

Whereas the Corporation desires to issue the third series of Securities having the attributes and characteristics hereinafter set forth; and

Whereas the Corporation is not in default under the Original Indenture; and


Whereas all necessary acts and proceedings have been done and taken and all necessary resolutions passed to authorize the execution and delivery of this Third Supplemental Indenture and to make the same legal and valid and binding upon the Corporation; and

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Whereas the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

Now Therefore This Third Supplemental Indenture Witnesses that, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

                                    Article 1

             Definitions And Other Provisions Of General Application

1.01     Definitions

For all purposes of this Third Supplemental Indenture and in the Series 3 Debentures, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

         "6.80% Debentures due July 2, 2002 means the series of Securities created by the Corporation to be authenticated and delivered pursuant to the terms of this Third Supplemental Indenture and herein sometimes referred to as the "Series 3 Debentures";

         "First Supplemental Indenture" means the first supplemental indenture made as of May 22, 1996 between the Corporation and the Trustee in supplement to the Original Indenture;

         "Original Indenture" means the trust indenture made as of May 7,1996 between the Corporation and the Trustee;

         "Second Supplemental Indenture" means the second supplemental indenture made as of June 26, 1996 between the Corporation and the Trustee in supplement to the Original Indenture;

         "Third Supplemental Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Third Supplemental Indenture made as of June 26, 1997 and not to any particular Article, Section or other portion thereof, and include any and every instrument supplemental or ancillary hereto or in implement hereof, and the expressions "Article" and "Section" followed by a number mean and refer to the specified Article or Section of this Third Supplemental Indenture;

         "Trust Indenture" means the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture and any other indenture, deed or instrument supplemental or ancillary thereto; and

other terms and expressions used herein shall have the same meanings as corresponding expressions defined in the Original Indenture.

1.02     Schedules

The following Schedule forms part of this Third Supplemental Indenture:
         Schedule A - Form of Series 3 Debenture

1.03     Notice to Holders

Where the Trust Indenture or any Series 3 Debenture requires or permits the Corporation or the Trustee to give to the Holders of Series 3 Debentures notice by publication in an Authorized Newspaper, such notice is hereby required to be published in an Authorized Newspaper in The City of New York.

1.04     To be Read with Original Indenture

This Third Supplemental Indenture is a supplemental indenture within the meaning of the Original Indenture and the Original Indenture and this Third Supplemental Indenture shall be read together and shall have effect, so far as practicable, as though all the provisions of the Original Indenture and this Third Supplemental Indenture were contained in one instrument.

                                    Article 2

                               Series 3 Debentures

2.01     Designation

There is hereby authorized to be issued under the Trust Indenture a series of Securities designated as "6.80% Debentures due July 2, 2002".

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2.02     Limit of Aggregate Principal Amount

The aggregate principal amount of Series 3 Debentures that may be authenticated and delivered (subject to the exceptions described in Section 3.01(b) of the Original Indenture) shall be limited to U.S. $250,000,000.

2.03     Currency of Denomination

The Series 3 Debentures shall be denominated in U.S. Dollars.

2.04     Dates of Issue and Payment of Principal

The date of issue of the Series 3 Debentures shall be July 2, 1997 and the principal of the Series 3 Debentures shall be payable on July 2, 2002.

2.05     Interest

(1)      The Series 3 Debentures shall bear interest at the rate of 6.80% per annum.

(2) Interest in respect of the Series 3 Debentures shall accrue from July 2, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

(3) The Interest Payment Dates on which interest shall be payable in respect of the Series 3 Debentures shall be January 2 and July 2 in each year, commencing January 2, 1998.

(4) The Regular Record Dates for interest in respect of the Series 3 Debentures shall be December 15 and June 15 (whether or not a Business
         Day) in respect of the interest payable on January 2 and July 2, respectively.

2.06     Payments

(1) The principal of and interest on the Series 3 Debentures that are issued in the form of Registered Global Securities and registered in the name of the nominee of the Depository shall be payable by wire transfer in immediately available funds to the nominee of the Depository.

(2) The principal of the Series 3 Debentures that are issued in definitive form shall be payable at the Corporate Trust Office and interest on such Series 3 Debentures shall be payable at the Corporate Trust Office or otherwise as the Corporation may determine in accordance with Section 3.07(2) of the Original Indenture, in each case in immediately available funds.

2.07     Redemption

The Series 3 Debentures are not redeemable prior to maturity but the Corporation retains the right, at any time and from time to time, to purchase Series 3 Debentures in the open market or otherwise by such method and at such price or prices as shall be determined by the Corporation.

2.08     Sinking Fund

The Series 3 Debentures are not subject to redemption pursuant to any sinking fund.

2.09     Form and Denominations

The Series 3 Debentures shall be issuable as Registered Securities, initially as Registered Global Securities, in denominations of US $1000 or any integral multiple thereof, and shall be substantially in the form set forth on Schedule A hereto.

2.10     Additional Amounts


The Corporation shall not be required to pay any additional amount on the Series 3 Debentures in respect of any tax, assessment or governmental charge withheld or deducted.

2.11     Trustee, etc.

The trustee, authenticating agent, paying agent, transfer agent and the registrar for the Series 3 Debentures shall be the Trustee.

2.12     Depository

The Depository for the Series 3 Debentures shall be The Depository Trust Company, 55 Water Street, New York, New York 10004 U.S.A.

2.13     Additional Events of Default or Covenants

There are no additional events of default or covenants with respect to the Series 3 Debentures, but all Events of Default and covenants specified in the Original Indenture shall be applicable thereto.

                                    Article 3

                            Miscellaneous Provisions

3.01     Confirmation of Original Indenture

The Original Indenture, as amended and supplemented by this Third Supplemental Indenture, is in all respects confirmed.

3.02     Acceptance of Trusts

The Trustee hereby accepts the trusts in this Third Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Original Indenture as supplemented by this Third Supplemental Indenture.

3.03     Counterparts and Formal Date

This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; and all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                        NORCEN ENERGY RESOURCES LIMITED

                                        By: (signed)
                                            Robert J. Waters

                                            Treasurer

                                        By: (signed)
                                            E.A. Leew
                                            Vice President, Legal & Secretary

                                        MONTREAL TRUST COMPANY OF CANADA

                                        By: (signed)
                                             Name:  Bradley Loughton
                                             Title:  Senior Corporate Trust
                                                     Officer

                                        By: (signed)
                                            Name:  Laura Leong
                                            Title:  Corporate Trust Officer

                                   Schedule A

                                       to

                          Third Supplemental Indenture

REGISTERED No. R REGISTERED U.S. $250,000,000 CUSIP:

[INSERT IF THE SECURITY IS TO BE A REGISTERED GLOBAL SECURITY] - This Security is a Registered Global Security within the meaning of the Trust Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Registered Global Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Trust Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository) may be registered except in such limited circumstances. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Corporation (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                        NORCEN ENERGY RESOURCES LIMITED.

                        6.80% DEBENTURE DUE July 2, 2002

NORCEN ENERGY RESOURCES LIMITED, a corporation incorporated under the laws of Canada (together with its successors and assigns, the "Corporation"), for value received, hereby promises to pay to

_______________________ the principal sum of Two Hundred and Fifty Million United States Dollars (U.S.$250,000,000), on July 2, 2002 and to pay interest thereon at the rate of 6.80% per annum from July 2, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 2 and July 2 in each year (each such date an "Interest Payment Date") commencing January 2, 1998 until the principal hereof is paid or duly made available for payment.

The interest so payable on any Interest Payment Date shall, subject to certain exceptions, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series 3 Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Trust Indenture (as defined below).

Payment of the principal of and the interest due on the Series 3 Debentures represented by this Security that are issued in the form of Registered Global Securities and registered in the name of the nominee of the Depository shall be made by wire transfer in immediately available funds to the nominee of the Depository. Payment of the principal of and the interest due on the Series 3 Debentures represented by this Security that are issued in definitive form will be made at the Corporate Trust Office (as defined below) in immediately available funds. Payment of the principal of and interest on the Series 3 Debentures represented by this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Security is one of a series of Securities designated as the 6.80% Debentures due July 2, 2002 of the Corporation (the "Series 3 Debentures"), limited in aggregate principal amount to U.S.$250,000,000, issued or to be issued under and pursuant to a trust indenture made as of May 7, 1996 (the "Original Indenture"), between the Corporation and Montreal Trust Company of Canada, as trustee (the "Trustee", which term includes any successor trustee under the Trust Indenture), as supplemented by the First Supplemental Indenture made as of May 22, 1996 (the "First Supplemental Indenture") between the Corporation and the Trustee, the Second Supplement Indenture made as of June 26, 1996 (the "Second Supplemental Indenture") between the Corporation and the Trustee and the Third Supplemental Indenture made as of June 26, 1997 (the "Third Supplemental Indenture") between the Corporation and the Trustee to which Original Indenture,


First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and all indentures supplemental thereto (herein collectively referred to as the "Trust Indenture") reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Corporation, the Trustee and Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The "Corporate Trust Office" means the office of the Trustee at which its corporate trust business in Calgary, Alberta, Canada, at any particular time, shall be principally administered, which office at the date of the Third Supplemental Indenture was located at 710, 530 - 8th Ave. S.W., Calgary, Alberta, Canada T2P 3S8.

The Series 3 Debentures shall not be redeemable prior to Maturity and shall not be subject to any sinking fund but are subject to defeasance and covenant defeasance at the option of the Corporation upon compliance with certain conditions set forth in the Trust Indenture.

The Trustee has been appointed registrar for the Series 3 Debentures, and the Trustee will maintain at the Corporate Trust Office a register for the registration and transfer of Series 3 Debentures. Subject to the limitations, terms and conditions set forth herein and in the Trust Indenture, this Security may be transferred at the aforesaid office of the Trustee by surrendering this Security for cancellation, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, one or more new Securities of like tenor and terms in authorized denominations for a like aggregate principal amount. Upon the occurrence of certain events specified in Section
3.05 of the Original Indenture, this Security is exchangeable at the said office of the Trustee for Series 3 Debentures represented by definitive registered Debentures without coupons in authorized denominations in an equal aggregate principal amount and having like tenor and terms as the surrendered Security. Each Security surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation and the Trustee and duly executed by, the registered Holder or the Holder's attorney duly authorized in writing. The Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange; but no service charge shall be made for any such transfer or exchange.

The Securities of this series may be issued in the form of one or more Registered Global Securities to The Depository Trust Company as depository for the Registered Global Securities of this series (the "Depository") or its nominee and registered in the name of the Depository or such nominee. If the face of this Security contains a legend indicating that this Security is a Registered Global Security so registered, the transfer and exchange hereof is subject to the additional limitations set forth in such legend, and the Trust Indenture provides that unless and until a Registered Global Security is exchanged in whole or in part for Securities in definitive registered form, a

Registered Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

In case an Event of Default with respect to the Series 3 Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Trust Indenture.

The Trust Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Trust Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Trust Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Series 3 Debentures then Outstanding, on behalf of the Holders of all Series 3 Debentures, to waive compliance by the Corporation with certain provisions of the Trust Indenture and certain past defaults under the Trust Indenture and their consequences.

As provided in and subject to the provisions of the Trust Indenture, no Holder of Series 3 Debentures shall have any right to institute any proceeding with respect to the Trust Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Series 3 Debentures and the Holders of not less than 25% in aggregate principal amount of the Series 3 Debentures then Outstanding shall have made written request to the Trustee to institute such proceeding in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and (b) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Series 3 Debentures then Outstanding a direction inconsistent with such request, and (c) the Trustee shall have failed to institute any such proceeding, within 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by a Holder of Series 3 Debentures for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No provision of this Security or of the Trust Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on the Series 3 Debentures represented by this Security at the time, place, and rate, and in the coin and currency, herein prescribed.

The Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not payment in respect of this Security be overdue, and none of the Corporation, the Trustee or any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable thereto and shall be treated in all respects as a New York contract, except as may be otherwise required by mandatory provisions of law. Notwithstanding the preceding sentence, the exercise, performance or discharge by the Trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable thereto.

All terms used in this Security which are defined in the Trust Indenture and not otherwise defined herein shall have the meanings assigned to them in the Trust Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF the Corporation has caused this Security to be duly executed.

DATE OF ISSUE: July 2, 1997


                                            NORCEN ENERGY RESOURCES LIMITED

                                            By:_____________________________
                                            Title:

                                            By:_____________________________
                                            Title:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is a Security representing Series 3 Debentures referred to in the within-mentioned Trust Indenture.

                                            MONTREAL TRUST COMPANY OF CANADA,
                                              as Trustee

                                            By:________________________________
                                                      Authorized Officer

                                            Date of Authentication:__________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

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[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF TRANSFEREE]


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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF TRANSFEREE]


the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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attorney to transfer such security on the books of the Corporation, with full power of substitution in the premises.

Dated:                                   _______________________________________

Signature of Transferor:                 _______________________________________

Signature of Transferor is Guaranteed by:_______________________________________


NOTICE: The signature to this assignment and transfer must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever.